UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)                      April 2, 2007
LAND O’LAKES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	333-84486	41-0365145

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4001 Lexington Avenue North
Arden Hills, Minnesota		55126

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(651) 481-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
SIGNATURES
EXHIBIT INDEX
Press Release

ITEM 8.01 OTHER EVENTS
Completion of Sale of Cheese & Protein International LLC
     On April 2, 2007, Land O’Lakes, Inc. (the “Company”) announced that it had completed the sale of its Cheese & Protein International LLC (“CPI”) assets to Saputo Cheese and Protein International LLC, Saputo Cheese USA Inc. and Saputo Inc. (together “Saputo”). The sale included substantially all of the assets owned, leased and used in the conduct of the business of manufacturing, shredding, blending, selling, marketing and distributing mozzarella cheese, provolone cheese and dairy by-products conducted by the Company at its CPI facility located at 800 East Paige, Tulare, California and at its facility located at 1025 East Bardsley Avenue, Tulare, California (the “Business”). This sale did not impact the Company’s other Tulare, California plant located at 400 South M Street, which the Company will continue to operate.
     The transaction between the Company and Saputo also incorporated several supplementary agreements including, but not limited to, a non-competition agreement whereby the Company is prohibited, for a period of up to five years, subject to certain exceptions, from marketing and distributing mozzarella and provolone cheese in markets other than the retail branded markets; a milk supply agreement, pursuant to which the Company will supply Saputo with the raw milk required to operate the Business; and a product off-take agreement, pursuant to which Saputo will purchase the mozzarella and provolone cheese produced by the Company at its Denmark, Wisconsin facility. In exchange for the Business and the execution of the ancillary agreements, the Company received $213.1 million in cash, net of related expenses (the “Net Proceeds”).
Commencement of Par Offer for Company Securities
     The indentures governing the Company’s 8.75% Senior Unsecured Notes due 2011 and its 9.00% Senior Second Secured Notes due 2010 (together, the “Senior Indentures”) place certain limits on the Company’s ability to sell assets and govern the Company’s use of the proceeds received from permitted sales. When the Company disposes of an asset of a certain value, the Senior Indentures require the Company to apply the net proceeds received from such sale as follows: first, to the mandatory or voluntary repayment of the Company’s bank indebtedness; second, to invest in additional assets within 270 days of receipt of the net proceeds; third, to make a par offer for the 8.75% Notes and the 9.00% Notes (together, the “Securities”); and fourth, for any general corporate purpose. Since the Company will not be electing, nor will it be required, to use the Net Proceeds to make any prepayments of its bank indebtedness, nor does it currently intend to use the Net Proceeds to invest in additional assets within 270 days of receipt thereof, the Company announced today, after it received the Net Proceeds, that it launched a par offer for the Securities.

     In its notice to the holders of the Securities, delivered on April 2, 2007, the Company stated that it was making an offer, at par, of up to the full amount of the Net Proceeds. The notice further indicated that the par offer will expire on May 4, 2007. From the commencement of the par offer until its expiration, the Net Proceeds will be held by U.S. Bank National Association, the trustee under the Senior Indentures. Any Net Proceeds remaining after the completion of the par offer will be returned by the trustee to the Company.
     A copy of the related press release is attached hereto as Exhibit 99.1.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LAND O’LAKES, INC.
Date: April 2, 2007	/s/ Daniel Knutson
Daniel Knutson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
     99.1       Press release dated April 2, 2007.